                                                                      EXHIBIT 5
                           SULLIVAN & WORCESTER LLP

   IN WASHINGTON, D.C.      ONE POST OFFICE SQUARE        IN NEW YORK CITY
1025 CONNECTICUT AVENUE,  BOSTON, MASSACHUSETTS 02109     767 THIRD AVENUE
          N.W.                  (617) 338-2800        NEW YORK, NEW YORK 10017
 WASHINGTON, D.C. 20036      FAX NO. 617-338-2880          (212) 486-8200
     (202) 775-8190                                     FAX NO. 212-758-2151
  FAX NO. 202-293-2275

                                                              February 10, 1998

American Tower Systems Corporation
116 Huntington Avenue
Boston, Massachusetts 02116

Ladies and Gentlemen:

  In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), by American Tower Systems Corporation, a Delaware Corporation ("American Tower"), of 36,042,476 shares (the "Class A Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 5,044,434 shares (the "Class B Shares") of its Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and 1,295,518 shares (the "Class C Shares" and, collectively with the Class A Shares and the Class B Shares, the "Shares") of its Class C Common Stock, par value $.01 per share (the "Class C Common Stock"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as
Exhibit 5 to American Tower's registration statement on Form S-4 (the "Registration Statement"). The Shares will be offered pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 18, 1997, as may be amended from time to time (the "Merger Agreement"), by and among American Radio Systems Corporation, a Delaware corporation ("American Radio"), CBS Corporation, a Pennsylvania corporation, and R Acquisition Corp., a Delaware corporation ("CBS Sub").

  We have acted as counsel to American Radio and American Tower in connection with the preparation of the Registration Statement and the Merger Agreement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and Merger Agreement, corporate records, certificates and statements of officers and accountants of American Radio and American Tower, and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

  The authorized capital stock of American Tower consists of 20,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), the relative designations, preferences, rights and restrictions of which are to be designated from time to time by the Board of Directors of American Tower, 200,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B Common Stock, and 10,000,000 shares of Class C Common Stock (collectively, the "Common Stock").

  Based on and subject to the foregoing, we are of the opinion that when sold in accordance with the terms of the Merger Agreement and upon the acceptance of the filing of the Certificates of Merger by the Secretary of State of the State of Delaware, will be validly issued, fully paid and non-assessable

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Validity of the Shares." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the Rules and Regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          SULLIVAN & WORCESTER LLP

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Experts." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the Rules and Regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          SULLIVAN & WORCESTER LLP